Exhibit 99.1

Protara Therapeutics Announces Appointment of Cynthia Smith to Board of Directors

NEW YORK, February 2, 2021 -- Protara Therapeutics, Inc. (Nasdaq: TARA), a clinical-stage company developing transformative therapies for the treatment of cancer and rare diseases with significant unmet needs, today announced the appointment of Cynthia Smith to its Board of Directors. Ms. Smith brings to Protara over 20 years of diverse leadership experience within the healthcare industry, most recently serving as Chief Commercial Officer at ZS Pharma.

“It is with great excitement that we welcome Cynthia to our Board of Directors,” said Jesse Shefferman, Chief Executive Officer of Protara Therapeutics. “As an accomplished leader with a proven track record in key commercial and strategic roles at several leading biopharmaceutical organizations, we look forward to leveraging Cynthia’s unique insights as we continue to work toward establishing a path to market in the U.S. for TARA-002 for the treatment of lymphatic malformations and advancing our non-muscle invasive bladder cancer program.”

“Protara holds great promise in its mission to develop transformative therapies for the treatment of cancer and rare diseases,” said Ms. Smith. “I look forward to working alongside the talented management team and Board to help drive Protara’s continued growth and create value-enhancing opportunities for its shareholders.”

While in her role as Chief Commercial Officer at ZS Pharma, Ms. Smith led the company’s transition from a development stage company to a commercial organization. Prior to joining ZS Pharma, she served as Vice President, Market Access and Commercial Development at Affymax, Inc. Earlier, she held various senior leadership positions in market access, corporate strategy, government relations and external affairs at Merck & Co. Before beginning her career in the biopharmaceutical industry, Ms. Smith served as a Healthcare Policy Analyst in the White House Office of Management and Budget. She currently serves on the Board of Directors at Spero Therapeutics, Dicerna Pharmaceuticals, and Akebia Therapeutics. She earned a B.A. from the University of North Carolina at Chapel Hill, an M.B.A. from the Wharton School and an M.S. in public policy from the Eagleton Institute of Politics at Rutgers University.

About Protara Therapeutics, Inc.

Protara is committed to identifying and advancing transformative therapies for people with cancer and rare diseases with limited treatment options. Protara’s portfolio includes its lead program, TARA-002, an investigational cell-based therapy being developed for the treatment of non-muscle invasive bladder cancer and lymphatic malformations, and IV Choline Chloride, an investigational phospholipid substrate replacement therapy for the treatment of intestinal failure-associated liver disease. For more information, visit www.protaratx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding Protara’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: statements regarding Protara’s business strategy, Protara’s development plans for its product candidates and the contribution of Ms. Smith’s experience and past achievements in helping us achieve our strategic objectives, including the advancement of our programs. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include risks and uncertainties associated with: Protara’s development programs, including the initiation and completion of non-clinical studies and clinical trials and the timing of required filings with the FDA and other regulatory agencies; the impact of the COVID-19 pandemic on Protara’s business and the global economy; general market conditions; changes in the competitive landscape; changes in Protara’s strategic and commercial plans; Protara’s ability to obtain sufficient financing to fund its strategic plans and commercialization efforts; the loss of key members of management; and the risks and uncertainties associated with Protara’s business and financial condition in general, including the risks and uncertainties described more fully under the caption “Risk Factors” and elsewhere in Protara’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Company Contact:

Justine O’Malley
Protara Therapeutics
Justine.OMalley@protaratx.com
646-817-2836